Calculation of Filing Fee Tables
S-8
AT&T INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $1.00 per share	Other	145,000,000	$ 24.94	$ 3,616,300,000.00	0.0001381	$ 499,411.03
2	Equity	Common Stock, par value $1.00 per share	Other	85,000,000	$ 24.94	$ 2,119,900,000.00	0.0001381	$ 292,758.19
3	Debt	Deferred Compensation Obligations	457(o)	175,000,000		$ 175,000,000.00	0.0001381	$ 24,167.50
Total Offering Amounts:						$ 5,911,200,000.00		$ 816,336.72
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 816,336.72
Offering Note
[1]	This Registration Statement on Form S-8 covers (i) 145,000,000 shares of Common Stock authorized to be issued under the AT&T Inc. 2026 Incentive Plan (the "2026 Plan"), (ii) 85,000,000 additional shares of Common Stock authorized to be issued under the AT&T Inc. Stock Purchase and Deferral Plan, as amended and restated (the "SPDP"), (iii) an additional $175,000,000 in deferred compensation obligations under the Cash Deferral Plan (together with the 2026 Plan and SPDP, the "Plans"), and (iv) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of additional securities as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plans. The price per share with respect to shares of Common Stock issuable under the 2026 Plan and SPDP was calculated in accordance with Rule 457(c) and (h) of the Securities Act for purposes of calculating the registration fee based on the average of the high and low price of the Common Stock on May 28, 2026 ($24.94 per share).

[2]	"See Offering Note 1"

[3]	"See Offering Note 1"

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources